UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

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          14a-6(e)(2))
     |X|  Definitive Additional Materials
     |_|  Soliciting Material Pursuant to [SEC]240.14a-12


                          Level 3 Communications, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                          LEVEL 3 COMMUNICATIONS, INC.
                             1025 Eldorado Boulevard
                              Broomfield, CO 80021

                        Additional Solicitation Materials
                                     to the
                                 Proxy Statement
                               dated April 6, 2006

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 15, 2006


                                                                    May 9, 2006

We are furnishing this additional information to supplement the information included in the Proxy Statement distributed in connection with the solicitation of proxies on behalf of the Board of Directors of Level 3 Communications, Inc. ("Level 3," the "company," "we," "us," or "our") to be voted at the Annual Meeting of Stockholders to be held on Monday, May 15, 2006, or any adjournment or postponements thereof. This additional information is provided in connection with the consideration of the proposal at the 2006 Annual Meeting of Stockholders to adopt an amendment to the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) to extend the term of that plan by five years. In the proxy statement we referred to this proposal as the 1995 Stock Plan Proposal.

In 2004, the stockholders of Level 3 approved an amendment to the Level 3 Communications, Inc. 1995 Stock Plan (amended and restated as of April 1, 1998), which we refer to as the Plan, to increase the number of shares reserved for issuance under the Plan by 80,000,000. In the proxy statement for the 2004 Annual Meeting of Stockholders, we stated that our Board of Directors had determined that the additional 80,000,000 shares reserved for issuance under the Plan will be used only in connection with the granting and settlement of the exercise of indexed stock options or outperform stock options. We refer to the number of shares of Level 3 common stock reserved for issuance under the Plan as Reserved Shares.

Consistent with our statements in our 2004 annual meeting proxy statement, we have not used any of the 80,000,000 Reserved Shares approved in 2004 for the issuance of any equity based compensation award other than outperform stock options. We refer to outperform stock options as OSOs. Rather, we are using and will continue to use these 80,000,000 Reserved Shares only in connection with the granting of OSOs and the settlement of exercises of OSOs. We appreciate that Institutional Shareholder Services has issued a correction to their earlier statement regarding Level 3's use of the 80,000,000 of Reserved Shares to conform with these facts.

For the reasons outlined in the proxy statement for the 2006 Annual Meeting, we are seeking your approval to amend the Plan to extend the term of the Plan by five years to September 25, 2010. We are seeking this approval to remove any ambiguity as to the expiration date of the Plan. The only changes to the Plan that we are seeking to make relate to those changes required to effect the extension of the term of the Plan by five years from September 25, 2005 to September 25, 2010. The 1995 Stock Plan Proposal does not call for any increase in the number of Reserved Shares. The Plan will continue to be administered using the number of Reserved Shares available under the Plan.

Our Board believes that our stockholders' failure to approve the extension of the term of the Plan would require the redesign of our compensation programs, which could require us to use a significantly greater portion of our cash on hand and cash generated by operations to compensate our employees. In addition, we would not be able to continue the use of equity linked long term compensation, including the OSO program -- a program that the Board's Compensation Committee continues to believe achieves the goal of aligning employees' and stockholders' interests by basing stock option value on our ability to outperform the market in general, as measured by the relative performance of our common stock to the S&P 500(R) Index, or such other index as the Board may determine.

The Board recommends that you vote in favor of the 1995 Stock Plan Proposal.

It is important that your shares be represented at the 2006 Annual Meeting, regardless of the number you hold. If you have not already done so, please vote your shares by returning the proxy card that was included with the proxy statement, by calling the toll free telephone number that was included on the proxy card or by accessing the Internet at the website included on the proxy card.

If you have not yet voted, and you hold your shares of our common stock of record and not in "street name," you can vote in person at the annual meeting. In addition, a stockholder who holds shares of our common stock of record and not in "street name" may vote shares by giving a proxy via mail, telephone or the Internet. To vote your proxy by mail, indicate your voting choices, sign and date your proxy and return it in the postage-paid envelope provided with the proxy statement. You may vote by telephone or the Internet by following the instructions on your proxy. Your telephone or Internet delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail.

If you hold your shares through a broker, bank or other nominee, that institution sent to you separate instructions describing the procedure for voting your shares. You can only vote your shares held through a broker, bank or other nominee by following the voting procedures sent to you by that institution. You will not be able to vote your shares held through a broker, bank or other nominee in person at the annual meeting

If you have already voted, you do not need to take any additional action as a result of the information provided in this supplement. However, if you wish to revoke the proxy previously given (either by mail, telephone or Internet), you must do so prior to the voting of the proxy at the annual meeting, by delivering to our Secretary a written statement revoking the proxy (but only if you hold your Level 3 common stock in your name and not through a brokerage account), by executing and delivering a later dated proxy, by calling the toll free telephone number, by accessing the Internet or by voting in person at the annual meeting (again, only if you hold your Level 3 common stock in your name and not through a brokerage account).